EXHIBIT 25(a)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1493538 (I.R.S. employer identification no.)

United Rentals Gulf, Inc.

(Exact name of obligor as specified in its charter)

52-2192449 (State or other jurisdiction of incorporation or organization)	Delaware (I.R.S. employer identification no.)

United Equipment Rentals Gulf, L.P.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2930601 (I.R.S. employer identification no.)

United Rentals Highway Technologies, Inc.

(Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3076608 (I.R.S. employer identification no.)

United Rentals Highway Technologies Gulf, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1604996 (I.R.S. employer identification no.)

United Rentals Highway Technologies, L.P.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	06-1604997 (I.R.S. employer identification no.)

United Rentals, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1522496 (I.R.S. employer identification no.)

United Rentals Northwest, Inc.

(Exact name of obligor as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0257120 (I.R.S. employer identification no.)

United Rentals Southeast, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2192451 (I.R.S. employer identification no.)

United Rentals Southeast, L.P.

(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2493444 (I.R.S. employer identification no.)

United Rentals (Delaware), Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0414593 (I.R.S. employer identification no.)

United Rentals Southeast Holding LLC

(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	60-0000519 (I.R.S. employer identification no.)

Wynne Systems, Inc.

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0507674 (I.R.S. employer identification no.)

Five Greenwich Office Park Greenwich, Connecticut (Address of principal executive offices)	06830 (Zip code)

7¾% Senior Subordinated Notes due 2013, Series B

(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.    List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of December, 2003.

THE BANK OF NEW YORK

By:	/S/ ROBERT A. MASSIMILLO

Name: Robert A. Massimillo Title: Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,688,426
Interest-bearing balances	4,380,259
Securities:
Held-to-maturity securities	270,396
Available-for-sale securities	21,509,356
Federal funds sold in domestic offices	1,269,945
Securities purchased under agreements to resell	5,320,737
Loans and lease financing receivables:
Loans and leases held for sale	629,178
Loans and leases, net of unearned income	38,241,326
LESS: Allowance for loan and lease losses	813,502
Loans and leases, net of unearned income and allowance	37,427,824
Trading Assets	6,323,529
Premises and fixed assets (including capitalized leases)	938,488
Other real estate owned	431
Investments in unconsolidated subsidiaries and associated companies	256,230
Customers’ liability to this bank on acceptances outstanding	191,307
Intangible assets
Goodwill	2,562,478
Other intangible assets	798,536
Other assets	6,636,012

Total assets	$92,203,132

LIABILITIES
Deposits:
In domestic offices	$35,637,801
Noninterest-bearing	15,795,823
Interest-bearing	19,841,978
In foreign offices, Edge and Agreement subsidiaries, and IBFs	23,759,599
Noninterest-bearing 599,397
Interest-bearing 23,160,202
Federal funds purchased in domestic offices	464,907
Securities sold under agreements to repurchase	693,638
Trading liabilities	2,634,445
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,168,402
Bank’s liability on acceptances executed and outstanding	193,690
Subordinated notes and debentures	2,390,000
Other liabilities	6,573,955

Total liabilities	$83,516,437
Minority interest in consolidated subsidiaries	519,418

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,057,234
Retained earnings	4,892,597
Accumulated other comprehensive income	82,162
Other equity capital components	0

Total equity capital	8,167,277

Total liabilities minority interest and equity capital	$92,203,132

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	}	Directors